UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
March 9, 2015
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American Assets Trust, Inc.
(Exact name of registrant as specified in its charter)

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Maryland (State or other jurisdiction of incorporation)	001-35030 (Commission File No.)	27-3338708 (I.R.S. Employer Identification No.)
11455 El Camino Real, Suite 200 San Diego, California 92130 (Address of principal executive offices)	92130 (Zip Code)
(858) 350-2600 Registrant’s telephone number, including area code:
Not Applicable (Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On March 9, 2015, American Assets Trust, Inc. (the “Company”) entered into a common stock purchase agreement (the “Purchase Agreement”) with Explorer Insurance Company, a California corporation ("EIC"), an entity indirectly majority owned and controlled by Ernest Rady, the executive chairman of the Company. The Purchase Agreement provides for the sale by the Company to EIC, in a private placement, of 200,000 shares of common stock at a price of $40.54 per share, resulting in gross proceeds to the Company of $8,108,000. The price per share paid by EIC was equal to the closing price of a share of the Company’s common stock on the New York Stock Exchange on the date of the Purchase Agreement.

The foregoing description of the terms and conditions of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the Purchase Agreement, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
99.1**	Common Stock Purchase Agreement dated as of March 9, 2015 by and between American Assets Trust, Inc. and Explorer Insurance Company.
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** Furnished herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Assets Trust, Inc.
	By:	/s/ Adam Wyll
Adam Wyll Senior Vice President, General Counsel and Secretary
March 9, 2015

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Common Stock Purchase Agreement dated as of March 9, 2015 by and between American Assets Trust, Inc. and Explorer Insurance Company.